Exhibit 99(a)

For Release: 10:00 a.m. EST, November 12, 2003	Contact:	David Bodkin
(248) 813-2532
david.g.bodkin@delphi.com

DELPHI REFINES ORGANIZATION STRUCTURE
Delphi Safety & Interior Systems products move to two other Delphi divisions;
Support functions to be consolidated

     TROY, Mich. — Delphi Corp. (NYSE: DPH) today announced the consolidation of product lines managed by Delphi Safety & Interior Systems into Delphi Delco Electronics Systems and Delphi Harrison Thermal Systems. This organizational refinement will strengthen Delphi’s customer and market focus by bringing together similar product portfolios and enhance Delphi’s position as an integrated supplier. Delphi also announced it will consolidate its corporate and divisional support staffs. “This will increase our focus on our customers and improve communications surrounding their product needs,” said J. T. Battenberg III, Delphi’s chairman, chief executive officer and president. “It strengthens our leadership in electronics integration and safety systems as well as our capabilities in providing customer convenience and comfort in our interior and thermal systems.”

     The realignment is effective January 1, 2004 and eliminates one operating division.

Divisional Consolidation

     Delphi Safety & Interior Systems’ occupant protection business line will be realigned with Delphi Delco Electronics Systems and the new division will be named Delphi Electronics & Safety. Jeffrey J. Owens, currently president of Delphi Delco Electronics, is named president of Delphi Electronics & Safety. Integrated closure systems, HVAC electronic controls, cockpits and interior business lines will be aligned with the existing thermal product lines and the new division will be named Delphi Thermal & Interior. Ronald M. Pirtle, currently president of Delphi Harrison Thermal Systems, is named president of Delphi Thermal & Interior. James A. Bertrand, currently president of Delphi Safety & Interior Systems and Delphi’s Automotive Holdings Group (AHG), will retain his responsibilities for the AHG and focus solely on the important competitive challenges of that set of operations.

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Exhibit 99(a)

     “We are taking these actions as we continue to focus intently on our customers’ needs, as well as those of the ultimate vehicle consumer,” said Battenberg. “With this change, product portfolios that presently interface across divisional lines will be brought together. Delphi Electronics & Safety will represent our broad electronics capability, and advanced sensors and actuators for innovative occupant protection systems. Delphi Thermal & Interior will bring together the systems that focus on passenger comfort and convenience.”

     As part of the realignment, the headquarters for Delphi Thermal & Interior will be located in Troy, Mich.

Staff Consolidations

     Battenberg also said Delphi will consolidate its support staffs across the headquarters, regions and divisions. The consolidation will begin by the end of this year.

     “Several of our functional staffs are already centralized or consolidated,” Battenberg said. “We will work to further leverage skills, reduce cost and drive common practices across the company. Ultimately, a more common approach will be a strong enabler for us to function as a unified team and have a consistent approach with our employees, customers, communities.”

     For more information about Delphi, visit www.delphi.com.

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All statements contained or incorporated in this press release which address operating performance, events or developments that we expect or anticipate may occur in the future (including statements relating to future sales or earnings expectations, savings expected as a result of our global restructurings or other initiatives, portfolio restructuring plans, volume growth, awarded sales contracts and earnings per share expectations or statements expressing general optimism about future operating results) are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s current views and assumptions with respect to future events. Important factors, risks and uncertainties which may cause actual results to differ from those expressed in our forward-looking statements are discussed in detail in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2002. In particular, the achievement of projected levels of revenue, earnings, cash flow and debt levels will depend on our ability to execute our portfolio and other global restructuring plans in a manner which satisfactorily addresses any resultant antitrust or labor issues and customer concerns, any contingent liabilities related to divestitures or integration costs associated with acquisitions, and other matters; the success of our efforts to diversify our customer base and still maintain existing GM business; the continued protection and exploitation of our intellectual property to develop new products and enter new markets; and our ability to capture expected benefits of our cost reduction initiatives so as to maintain flexibility to respond to adverse and cyclical changes in general economic conditions and in the automotive industry in each market we operate, including customer cost reduction initiatives, potential increases in warranty costs, pension contributions, healthcare costs, disruptions in the labor, commodities or transportation markets caused by terrorism or war and other changes in the political and regulatory environments where we do business. Delphi does not intend or assume any obligation to update any of these forward-looking statements.